     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 2, 1999.



                                                      REGISTRATION NO. 333-74793

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            ------------------------
                                AMENDMENT NO. 1
                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           CRL NETWORK SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                         NO. 4813                        68-0312353
    (STATE OF INCORPORATION)       (PRIMARY STANDARD INDUSTRIAL            (IRS EMPLOYER
                                   CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                         ONE KEARNY STREET, SUITE 1450
                        SAN FRANCISCO, CALIFORNIA 94108
                                 (415) 837-5300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 JAMES G. COUCH
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         ONE KEARNY STREET, SUITE 1450
                        SAN FRANCISCO, CALIFORNIA 94108
                                 (415) 837-5300
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

             KENNETH R. LAMB, ESQ.                             NORA L. GIBSON, ESQ.
             LISA A. FONTENOT, ESQ.                          PETER S. BUCKLAND, ESQ.
             PATRICK L. WONG, ESQ.                           TAYLOR L. STEVENS, ESQ.
          GIBSON, DUNN & CRUTCHER LLP                      PATRICK J. O'LOUGHLIN, ESQ.
      ONE MONTGOMERY STREET, TELESIS TOWER               BROBECK, PHLEGER & HARRISON LLP
        SAN FRANCISCO, CALIFORNIA 94104                   ONE MARKET, SPEAR STREET TOWER
                                                         SAN FRANCISCO, CALIFORNIA 94015

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
                                                              PROPOSED MAXIMUM
                 TITLE OF EACH CLASS OF                      AGGREGATE OFFERING            AMOUNT OF
              SECURITIES TO BE REGISTERED                         PRICE(1)            REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value............................        $80,000,000                 $22,240
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee.

(2) Calculated pursuant to Rule 457(o).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with this offering. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

    SEC registration fee........................................      $ 22,240
    NASD fee....................................................         8,500
    Nasdaq National Market listing fee..........................              *
    Printing and engraving costs................................       140,000
    Legal fees and expenses.....................................       350,000
    Accounting fees and expenses................................       300,000
    Blue Sky fees and expenses..................................         3,000
    Transfer agent and registrar fees and expenses..............              *
    Miscellaneous...............................................      $       *
                                                                      --------
              Total.............................................      $       *
                                                                      ========

-------------------------
*  To be provided by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. Article VIII of the Registrant's Certificate of Incorporation and the Registrant's Bylaws provide that all persons who the Registrant is empowered to indemnify pursuant to the provisions of Section 145 of the Delaware General Corporation Law (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the Registrant to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation law; or (iv) any transaction from which the director derived an improper personal benefit.
Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunction relief, specific performance or other equitable relief against directors.

Reference is made to the Underwriting Agreement, the proposed form of which is filed as Exhibit 1.1, pursuant to which the underwriters agree to indemnify the directors and certain officers of the Registrant and certain other persons in certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Since January 1, 1996, the Registrant's predecessor company has issued and sold the following securities:

On December 21, 1998, the Registrant issued and sold an aggregate of 434,832 shares of common stock (giving effect to the Registrant's reincorporation in Delaware and the associated exchange of one share of common stock of CRL for every three shares of common stock of CRL's California predecessor) to three former shareholders of Integral Network Corporation in connection with the merger of Integral Network Corporation with a wholly-owned subsidiary of the Registrant.

The issuance and sale of the above securities were exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act or Regulation D promulgated thereunder. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and now with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access to information about the Registrant.

Prior to the closing of this offering, CRL Network Services, Inc., a California corporation ("CRL California"), will merge with and into its wholly-owned subsidiary, CRL Network Services, Inc., a Delaware corporation ("CRL Delaware"). In connection with the merger, CRL Delaware will issue shares of common stock to the holders of common stock of CRL California, such that the holders of common stock of CRL California will receive a proportionate interest in CRL Delaware common stock, without giving effect to the offering. The issuance of the securities and such reincorporation will be exempt from the registration requirements of the Securities Act of 1933, as amended, due to the exemptions from registration provided by Sections 3(a)(9) and 4(2) thereof.

ITEM 16. EXHIBITS

(a) Exhibits


EXHIBIT
 NUMBER                             DESCRIPTION
-------                             -----------
 1.1        Form of Underwriting Agreement.(1)
 2.1+       Form of Plan of Merger between the Registrant and CRL
            Network Services, Inc., a California corporation.
 3.1        Articles of Incorporation of the Registrant.(1)
 3.2        Amended Certificate of Incorporation of the Registrant to be
            filed prior to completion of the offering.(1)
 3.3        Bylaws of the Registrant.(1)
 3.4        Form of Bylaws to be in effect upon completion of the
            offering.(1)
 4.1+       Specimen form of Registrant's Common Stock Certificate.
 5.1+       Opinion of Gibson, Dunn & Crutcher LLP.
10.1        Employment Agreement between the Registrant and James G.
            Couch dated as of March 15, 1999.(1)
10.2        Employment Agreement between the Registrant and Robert A.
            Ross dated December 21, 1998.(1)
10.3        1997 Equity Incentive Plan.(1)
10.4        1999 Stock Incentive Plan.(1)
10.5        Equipment Lease between Saddleback Financial Corporation and
            CRL Network Services, Inc. executed on June 12, 1997.(1)
10.6        Addendum to Lease between Saddleback Financial Corporation and CRL Network Services, Inc. executed June 12, 1997.(1)

EXHIBIT
 NUMBER                             DESCRIPTION
-------                             -----------
10.7        Mandatory Purchase Option Letter between Saddleback
            Financial Corporation and CRL Network Services, Inc.
            executed June 12, 1997.(1)
10.8        Wells Fargo Bank $500,000 Equipment Line of Credit made
            available to CRL Network Services dated September 25,
            1997.(1)
10.9        Wells Fargo Bank $692,000 Equipment Line of Credit made
            available to CRL Network Services dated March 30, 1998.(1)
10.10       Wells Fargo Bank $650,000 Equipment Line of Credit made
            available to CRL Network Services dated September 29,
            1998.(1)
10.11       Wells Fargo Bank $200,000 PrimeLine of Credit made available to CRL Network Services dated September 28, 1998.(1)
10.12**     Agreement between Pacific Bell and CRL Network Services
            dated as of September 22, 1998.(1)
10.13**     Master Services Agreement between GST-Telecom California
            Inc. and CRL Network Services dated August 31, 1998.
10.14       Domestic (U.S.) Direct Peering Agreement between MCI
            Telecommunications Corporation and CRL Network Services
            dated August 1, 1998.
10.15**     Agreement between CRL Network Services, Inc. and the
            National Aeronautics and Space Administration dated July 16,
            1998.(1)
10.16**     Service Agreement between IXC Carrier, Inc. and CRL Network
            Services dated April 22, 1996.
10.17**     Amendment #1 to Service Agreement between IXC Carrier, Inc.
            and CRL Network Services dated April 16, 1997.
10.18**     Terms and Conditions Governing the Provision of Network
            Connectivity Products and Services by Sprint dated January
            6, 1998.(1)
10.19**     Private Line Services Agreement between Qwest Communications
            Corporation and CRL Network Services dated October 10, 1997.
10.20       Reimbursable Space Act Agreement between the National
            Aeronautics and Space Administration Ames Research Center
            and CRL Network Services, Inc. dated December 3, 1996 and
            executed March 7, 1997.(1)
10.21       Office Lease Agreement between Maria Chen, as Lessor and the
            Registrant dated December 5, 1995.(1)
10.22       Amendment to lease by and between Maria Chen and the
            Registrant dated December 1, 1998.(1)
10.23       The 120 Montgomery Street Office Lease dated February 4,
            1994 between the Equitable Montgomery Company and Orrell &
            Company, Inc.(1)
10.24       Sublease between Orrell & Company, Inc., 120 Montgomery
            Associates, LLC and the Registrant dated February 20,
            1998.(1)
10.25       Office Lease between WHLNF Real Estate Limited Partnership and the Registrant dated August 28, 1998.(1)
10.26       Office Lease between One Wilshire Arcade Imperial, Ltd. by
            Paramount Group, Inc. and the Registrant dated March 8,
            1998.(1)
10.27       Deed of Lease between Gosnell Properties, Inc. and the
            Registrant dated September 20, 1996.(1)
10.28       Standard Industrial Lease -- Multi Tenant between Robert A.
            Bell and Bob Ross, d/b/a/ Integral Network Corporation dated
            March 30, 1998.(1)

EXHIBIT
 NUMBER                             DESCRIPTION
-------                             -----------
10.29       Qualified Retirement Plan and Trust Defined Contribution
            Basic Plan Document.(1)
10.30       Defined Contribution Plan and Trust Adoption Agreement.(1)
10.31       Agreement and Plan of Reorganization among the Registrant,
            Integral Networking Corporation, RMS Sub Inc. and the
            shareholders of Integral Networking Corporation dated
            December 21, 1998.(1)
10.32       U.S. Simply Business Premium Line Agreement between Integral
            Networking Corporation and U.S. Bank dated September 2,
            1997.(1)
10.33       Airplane Leasing Agreement dated February 15, 1999, between the Registrant and FBN Holding Corp.(1)
21.1        Subsidiaries of the Registrant.(1)
23.1+       Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
            5.1).
23.2+       Consent of Deloitte & Touche LLP.
23.3        Consent of Jack M. Fields, Jr.(1)
23.4        Consent of Steven T. Stenberg.(1)
23.5        Consent of John A. Blair.(1)
23.6        Consent of Thor Geir Ramleth.(1)
24.1        Power of Attorney.(1)
27.1        Financial Data Schedule.(1)


-------------------------
  + To be filed by amendment.

 ** Confidential treatment request as to certain portions of exhibit.


(1) Previously filed.


(b) Financial Statement Schedule

ITEM 17. UNDERTAKINGS

The Registrant hereby undertakes to the underwriters at the closing specified in the underwriting agreement to provide certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Registrant's Amended Certificate of Incorporation, the Registrant's Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

     (i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act is part of this Registration Statement as of the time it was declared effective.

     (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement for the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 2nd day of April 1999.


                                          CRL Network Services, Inc.

                                          By:      /s/ JAMES G. COUCH
                                            ------------------------------------
                                                       James G. Couch
                                               President and Chief Executive
                                                           Officer


Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated:



                SIGNATURE                                     TITLE                         DATE
                ---------                                     -----                         ----

            /s/ JAMES G. COUCH              President, Chief Executive Officer,        April 2, 1999
------------------------------------------  Chairman of the Board and Secretary
              James G. Couch                (Principal Executive Officer)

                    *                       Vice President of Finance (Principal       April 2, 1999
------------------------------------------  Financial Officer and Principal
             Robyn L. Raschke               Accounting Officer)

                    *                       Director                                   April 2, 1999
------------------------------------------
            Steven T. Stenberg



* By:  /s/ JAMES G. COUCH

     -------------------------

          James G. Couch


         Attorney-in-fact


                                      II-6